U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): July 29, 2009

                         TBC GLOBAL NEWS NETWORK, INC.
              (Exact Name of Registrant as Specified in Its Charter)

          Nevada                       0-30448               20-0420885
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                  Identification No.)

        1535 Blackjack Road, Franklin, Kentucky                 42134
        (Address of Principal Executive Offices)              (Zip Code)

       Company's telephone number, including area code:  (270) 598-0395


                  ________________________________________
           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     (a) On July 29, 2009, the Company issued restricted shares of common stock to the directors of the Company for their services to the Company, as follows: (a) 150,000,000 shares to John Fleming, valued at $150,000 ($0.001 per share); (b) 100,000,000 shares to Mark
Crist, valued at $100,000 ($0.001 per share); and (c) 100,000,000 shares to Marty Schiff, valued at $100,000 ($0.001 per share).

     (b) On July 31, 2009 and August 4, 2009, the Company sold a total of 35,429,310 restricted shares of common stock to two investors (17,714,655 each) for a total consideration of $35,429.32 ($0.001 per share). This consideration consisted of a partial payment of the promissory note, dated December 31, 2008, between the Company and The Business Channel, Inc., a Nevada corporation, by the assignment of the rights and interests to a partial payment of that promissory note to those investors.

     These issuances were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. That is, the transactions did not involve a public offering and the investor represented that he is a "sophisticated" investor as defined in Rule 502 of Regulation D.


                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TBC Global News Network, Inc.



Dated: August 5, 2009                  By: /s/ John Fleming
                                       John Fleming, CEO